FIRST AMENDMENT TO AGREEMENT OF SALE

     THIS FIRST AMENDMENT TO AGREEMENT OF SALE (this "Amendment") is entered into as of this 22nd day of October, 1996 by and between AIMCO PROPERTIES, L.P., a Delaware limited partnership ("Purchaser") and CHESAPEAKE ASSOCIATES, an Illinois limited partnership ("Seller").

                                   RECITALS;

     WHEREAS, Purchaser and Seller have entered into an Agreement of Sale dated October 18, 1996 (the "Original Agreement"), for the property described therein (the "Property"), commonly known as the Chesapeake Apartments, located at 8727 Point Park Drive, Houston, Texas, 77095; and

     WHEREAS, the parties desire to amend the Original Agreement on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENT

1.   Amendment.     The Original Agreement is hereby amended as follows:

     a. In the first sentence of Section 3.2, "October 21, 1996" shall be deleted and replaced by "October 23, 1996".

     b. In the first sentence of Section 18.5, "October 18, 1996" shall be deleted and replaced by "October 23, 1996".

2. No Modification. Except as amended and modified hereby, the Original Agreement shall be and remain unchanged in full force and effect in accordance with its terms and it is hereby ratified and confirmed. In the event of any inconsistency between the terms and conditions of the Original Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall govern and control.

3. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.



                              PURCHASER:

                              AIMCO PROPERTIES, L. P., a Delaware limited partnership

                              By:  AIMCO-GP, Inc., a Delaware corporation,
                                   its general partner

                                   By:   /s/ Harry Alcock
                                        --------------------------------
                                   Name:     Harry Alcock
                                        --------------------------------
                                   Its:      Vice President
                                        --------------------------------


                              SELLER:

                              Chesapeake Associates, an Illinois limited partnership

                              By: Chesapeake Investors, an Illinois limited partnership, its general partner

                                   By:  Balcor Partners-XV, an Illinois
                                        general partnership, its general
                                        partner

                                        By:  The Balcor Company,
                                             a Delaware corporation,
                                             a general partner

                                        By:  /s/ James E. Mendelson
                                             ------------------------------
                                        Name:    James E. Mendelson
                                             ------------------------------
                                        Title:   Senior Vice President
                                             ------------------------------